EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Unity Bancorp, Inc.:

As independent public accountants , we hereby consent to the incorporation by reference of our report dated January 28, 1998 and to all references to our Firm into this Form 10-KSB and into Unity Bancorp, Inc.'s previously filed Registration Statement No. 333-20687 on Form S-8, Registration Statement No. 333-12565 on Form SB-2, as amended by Post-Effective Amendment No. 1 on Form S-3, and Registration Statement No. 333-46509 on Form S-3.


                                                      ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 30, 1998